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                                                                 EXHIBIT (a)(9)


                          INSTRUCTIONS FOR WITHDRAWAL
                                       OF
           PREVIOUSLY TENDERED UNITS OF LIMITED PARTNERSHIP INTEREST
                                       IN
                CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2

PLEASE NOTE THAT YOU MAY ONLY WITHDRAW UNITS TENDERED IN AN OUTSTANDING OFFER. ANY UNITS TENDERED IN PRIOR OFFERS AND PAID FOR MAY NOT BE WITHDRAWN.

1. DELIVERY OF NOTICE OF WITHDRAWAL. If you are withdrawing Units previously tendered pursuant to the offer to purchase, dated June 12, 1999 (the "Offer to Purchase") by Peachtree Partners ("the "Purchaser") please complete, execute, detach and send the attached "Notice of Withdrawal of Previously Tendered Units" of Consolidated Capital Institutional Properties/2 ("Notice of Withdrawal"), to:

                           Peachtree Partners
                           3116 East Shea
                           Phoenix, Arizona  85028
                           Telephone: (925) 631-9100
                           Fax: (925) 376-7983

         The Purchaser must receive the Notice of Withdrawal prior to August 13, 1999, the Expiration Date set forth in the Offer to Purchase, unless extended. Receipt of the facsimile transmission of the Notice of Withdrawal should be confirmed by telephone at the number set forth above. COPIES OF ALL NOTICE OF WITHDRAWALS SHOULD ALSO BE SENT OR TRANSMITTED TO RIVER OAKS PARTNERSHIP SERVICES, INC. AT P.O. BOX 2065,
         S. HACKENSACK, N.J. 07606- 2065 (IF BY MAIL), 111 COMMERCE ROAD, CARLSTADT, N.J. 07072, ATTN.: REORGANIZATION DEPT. (IF BY OVERNIGHT COURIER) OR FAX IT TO (201) 896-0910.

2. INADEQUATE SPACE. If any space provided in the Notice of Withdrawal is inadequate, all such additional information should be listed on a separate schedule and attached as part of the Notice of Withdrawal.

3. SIGNATURE ON NOTICE OF WITHDRAWAL. The Notice of Withdrawal must be signed, as applicable, by the person(s) who signed the Agreement of Assignment and Transfer relating to the Offer to Purchase, in the same manner as such Agreement of Assignment and Transfer was signed. The signatures must correspond exactly with the name(s) as they appear on the Partnership records. If any Units tendered pursuant to the Offer to Purchase are registered in the names of two or more joint holders, all such holders must sign, as applicable, the Notice of Withdrawal. If the Notice of Withdrawal is signed by any trustee, executor, administrator, guardian, attorney-in- fact, officer of a corporation, or others acting in a fiduciary capacity, such persons should so indicate when signing and must submit proper evidence of their authority to act.

4. GUARANTEE OF SIGNATURES. If the signature was guaranteed on the Agreement of Assignment and Transfer, then it must be guaranteed on the Notice of Withdrawal.



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                              NOTICE OF WITHDRAWAL
                                       OF
                              PREVIOUSLY TENDERED
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                                       OF
                CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2

TO:      Peachtree Partners
         3116 East Shea
         Phoenix, Arizona  85028
         Telephone: (925) 631-9100
         Fax: (925) 376-7983

Gentlemen:

         The following units of limited partnership interest (the "Units") of Consolidated Capital Institutional Properties/2 (the "Partnership") previously tendered to Peachtree Partners (the "Purchaser") are hereby withdrawn. Unless otherwise indicated under the Section "Number of Units Withdrawn," all units tendered to the Purchaser are hereby withdrawn. Failure to complete such Section shall be deemed to indicate the intent of the undersigned that all Units tendered to the Purchaser be withdrawn.

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                        DESCRIPTION OF UNIT(S) WITHDRAWN
                                      AND
                         SIGNATURE OF LIMITED PARTNERS

All registered holders of limited partnership units must sign exactly as name(s) appear(s) on the Partnership records. See Instruction 3.


NUMBER OF UNITS WITHDRAWN:          (If all Units, leave blank)
                          ---------


    X                                           X
     -------------------------------             -------------------------------
         (Signature of Owner)                       (Signature of Joint Owner)

    Name and Capacity (if other than individuals):
                                                  ------------------------------

    Title:
          ---------------------------------------------------------------

    Address:
            -------------------------------------------------------------


    ---------------------------------------------------------------------
    (City)                        (State)                   (Zip)

    Area Code and Telephone No.     (Day):
                                          -------------------------------

                                  (Evening):
                                          -------------------------------



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                       SIGNATURE GUARANTEE (IF REQUIRED)
                              (SEE INSTRUCTION 4)

    Name and Address of Eligible Institution:
                                             -----------------------------------

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    Authorized Signature: X
                           --------------------------------------------

    Name:
         --------------------------------------------------------------

    Title:                                                   Date:
          ------------------------------------------------        --------------

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